EXHIBIT 10.66

EXECUTION VERSION

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK
OF
TEKOIL & GAS CORPORATION

This Warrant is issued to the “Holder” described on the signature page below (the "Holder"), by TEKOIL & GAS CORPORATION, a Delaware corporation (the "Company"), on December 10, 2007 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of a certain Purchase Agreement dated of even date herewith (the “Purchase Agreement”) relating to the purchase of certain shares of Common Stock and this Warrant from Company by Holder. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Purchase Agreement.

1. Number of Shares Subject to Warrant; Definition of Certain Terms. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a price per share equal to the Exercise Price (as defined in Section 2 below), the Warrant Shares.

For purposes of this Warrant:

(A) "Common Stock" shall mean the Company's common stock, $0.000001 par value, and shall include: (i) in case of any reorganization, reclassification, consolidation, merger, distribution, securities exchange or sale or conveyance of assets, the securities or other property into or for which shares of such common stock are converted or exchanged, and (ii) any other securities or other property into or for which shares of such common stock may be converted or exchanged.

(B) "Fair Market Value" of securities or other property shall mean (i) in the case of securities that are traded on a national securities exchange, an amount per share equal to the average of the reported sale prices per share of such securities on the principal national securities exchange on which such securities are traded, on each trading day in the seven-day period immediately prior to the date as of which Fair Market Value is being determined or (ii) in the case of all securities or property not covered by clause (i) above, the fair market value of such securities or other property determined by the Board of Directors of the Company in good faith, unless the Holder requests that an independent appraisal of such securities or other property be obtained, in which case the fair market value shall be determined by a qualified, nationally recognized, independent appraiser (the "Appraiser”) selected by the Company and acceptable to the Holder (such approval by the Holder not to be unreasonably withheld or delayed) experienced in appraising securities or other property similar to that with respect to which the Fair Market Value is to be determined. The Company shall make available all information reasonably necessary to allow the Appraiser to perform the appraisal and shall instruct the Appraiser to use commercially reasonable efforts to complete the appraisal and to provide the Company and the Holder a written determination of the Fair Market Value within twenty (20) days of the date as of which Fair Market Value is to be determined hereunder. All fees and expenses of the Appraiser will be borne by the Company; provided, however, that if the fair market value of such securities of other property as determined by the Appraiser is not more than 10% more or less than the fair market value determined by the Company's Board of Directors, then the fees and expenses of the Appraiser will be borne by the Holder (or reimbursed to the Company by the Holder to the extent previously paid by the Company).

(C) "Warrant Shares" shall mean 3,571,429 shares of Common Stock, subject to adjustment as described in Section 7 below.

2. Exercise Price. The per share purchase price for the Warrant Shares shall be $0.28 (the "Exercise Price"). The Exercise Price shall be subject to adjustment pursuant to Section 7 hereof.

3. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time from and after the date hereof and before or on the fifth anniversary thereof (the "Expiration Date"). After the Expiration Date, this Warrant shall be void and of no further force and effect. Whether or not surrendered to the Company by the Holder, this Warrant shall be deemed canceled upon the expiration hereof.

4. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 3 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of shares of Common Stock then being purchased.

(b)  If this Warrant is exercised only in part, the Company shall, upon surrender of this Warrant, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the balance of the Warrant Shares issuable hereunder and otherwise identical to this Warrant.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of Common Stock so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable).

6. Issuance of Shares. The Company hereby covenants that it will, at all times while this Warrant remains outstanding, have authorized and duly and validly reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of this Warrant in full. The Company represents, warrants and covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Company shall not take any action that would cause the Exercise Price to be less than the par value of the Common Stock. The Warrant Shares issued hereunder shall have the same rights and obligations pertaining to the other shares of Common Stock issued previously or hereafter by the Company.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the exercise in full or expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional Common Stock as a dividend with respect to any of its Common Stock, the number of Warrant Shares shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price payable hereunder for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization, Merger, Consolidation, Etc. In the event of any corporate reclassification, capital reorganization, merger, consolidation, sale or conveyance by the Company of all or substantially all of its assets or property to another person, spin-off or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or dividend provided for in Section 7(a) above), then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder of the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same.

(c) Issuance of Additional Shares of Common Stock.

(i) General. Subject to Section 7(d)(iv), if at any time after the date of this Warrant, the Company shall (A) issue or sell any shares of Common Stock (other than any issuance for which an adjustment is made pursuant to subsection (a) or (b) of this Section 7) without consideration or for a consideration per share of Common Stock less than the Exercise Price determined immediately before the date of such issuance or sale, (B) issue or sell any warrants, options or other rights to acquire shares of its Common Stock for a consideration per share of Common Stock less than the Exercise Price determined immediately before the date of such issuance or sale or (C) issue or sell any other securities that are convertible into shares of its Common Stock for a consideration per share or exchange price less than the Exercise Price determined immediately before the date of such issuance or sale, then, effective immediately upon such issuance or sale, the Exercise Price shall be reduced to the price at which such shares of Common Stock are being issued or sold by the Company or the price at which such other securities are exercisable or convertible into shares of the Company’s Common Stock.

(d) Miscellaneous.

(i) Treasury Stock. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries, and the disposition of any shares of Common Stock so owned or held shall be considered an issuance of shares of Common Stock.

(ii) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Company shall take any such record of the holders of its shares of Common Stock and shall, thereafter and before the taking of the action for which such record was taken, legally abandons its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(iii) Notice; Adjustment Rules. Whenever the Exercise Price and the number of Warrant Shares shall be adjusted as provided in this Section 7, the Company shall provide to the Holder a statement, signed by a duly elected executive officer of the Company, describing in detail the facts requiring such adjustment and setting forth a calculation of the Exercise Price and the number of Warrant Shares applicable to this Warrant after giving effect to such adjustment. All calculations under this Section 7 shall be made to the nearest one hundredth of a cent ($.0001) or to the nearest full share of Common Stock, as the case may be. Adjustments pursuant to this Section 7 shall apply to successive events or transactions of the types covered hereby. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of Warrant Shares or to the Exercise Price if such adjustment represents less than one percent (1%) of the number of Warrant Shares or less than one percent (1%) of the Exercise Price immediately prior to such adjustment, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one percent (1%) or more of the number of Warrant Shares or the Exercise Price.

(iv) Excluded Issuances. Notwithstanding any other provision of this Section 7, no adjustment shall be made pursuant to subsection (c) of this Section 7, nor shall Section 14 apply, in respect of (i) the issuance from time to time of shares of Common Stock upon the exercise of this Warrant, (ii) securities issued upon exercise, conversion or exchange of any options, convertible securities or other rights, warrants, commitments or claims, provided that the foregoing are issued and outstanding on the date hereof, (iii) any issuance of shares of restricted stock or options to purchase shares of Common Stock to employees, officers or directors of the Company pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors of the Company, in good faith, or (iv) any issuance of Common Stock or Common Stock equivalent to licensors, customers, lessors, consultants, suppliers, lenders or vendors of the Company in connection with a bona fide transaction of the Company approved by the Board of Directors; provided, however, that the aggregate number of shares issued pursuant to clauses (iii) and (iv) (including, without limitation, shares subject to such options or Common Stock equivalents), does not exceed an aggregate of 10% of the shares of Common Stock outstanding on a fully diluted basis on the Warrant Issue Date (subject to adjustment in the event of stock splits, combinations or similar occurrences after the date hereof).

8. Notice of Certain Actions. In the event that the Company (or its Board of Directors):

(a) shall authorize issuance to all holders of shares of Common Stock of rights or warrants to subscribe for or purchase any equity interest in the Company or of any Options or Convertible Securities; or

(b) shall authorize any distribution to holders of shares of Common Stock or any equity interest in the Company, whether in the form of cash, property, assets, evidences of indebtedness, or other consideration; or

(c) becomes a party to any consolidation or merger for which approval of any equity owners of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the shares of Common Stock or any equity interests of the Company;

(d) commences a voluntary or involuntary dissolution, liquidation or winding up; or

(e) takes any other action that would require an adjustment pursuant to Section 7;

then the Company shall provide a written notice to the Holder stating (i) the date as of which the holders of record of shares of Common Stock or other equity interests of the Company to be entitled to receive any such rights, equity or distribution are to be determined, (ii) if applicable, the material terms of any such consolidation or merger and the expected effective date thereof, or (iii) if applicable, the material terms of any such conveyance, transfer, dissolution, liquidation or winding up, the date it is expected to become effective, and the date as of which it is expected that holders of record will be entitled to exchange their shares of Common Stock or other equity interests of the Company for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation, or winding up. Such notice shall be given not later than twenty business days prior to the effective date (or the applicable record date, if earlier) of such event. The failure to give the notice required by this Section 8 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

9. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other entity unless the successor entity expressly assumes, by supplemental agreement reasonably satisfactory in form and substance to each Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the shares of Common Stock issuable upon exercise of this Warrant, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not, by reason of being the Holder, be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder or its affiliates to be provided the notices required under this Warrant or the Credit Agreement.

11. Compliance With Securities Act; Transferability of Warrant or Shares.

(a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND, IN THE CASE OF (1) OR (2), IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS) OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

(b) Transferability. Subject to compliance with applicable federal and state securities laws , this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 15 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial or complete transfer, the Company shall issue to the Holders one or more appropriate new warrants that are identical to this Warrant except as to the number of shares of Common Stock issuable upon exercise thereof (if such transfer is a partial transfer).

12. Restricted Securities. The Holder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for herein is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant and the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a present view to, or with any present intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, other than pursuant to the terms of a certain Registration Rights Agreement of even date herewith between Holder and the Company (the "Registration Rights Agreement") relating to the shares of Common Stock issuable upon exercise of this Warrant.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

15. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) three business days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holder hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth below (or at such other place as the Holder shall notify the Company hereof in writing):

To the Company:	TEKOIL & GAS CORPORATION
5036 Dr. Phillips Blvd.
Suite 232
Orlando, FL 32819
Telephone: (407) 996-8506
Telecopy: (407) 996-8507
Attn: Mr. Mark Western

To the Holder as provided on the signature page of this Warrant.

16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17. Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the choice or conflict of laws principles thereof.

[Signatures on Following Page]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

COMPANY

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
Name: Mark Western
Title: Chairman and CEO

HOLDER

RAB Special Situations (Master) Fund Limited by

/s/ Simon Gwyther
(Signature)

Simon Gwyther
(Name)

/s/ Jake Leavesley
(Signature)

Jake Leavesley
(Name)

Authorized signatories for RAB Capital plc for and on
behalf of RAB Special Situations (Master) Fund Limited

Address:	c/o RAB Capital plc
1 Adam Street
London WC2N 6LE
United Kingdom

EXHIBIT A

NOTICE OF EXERCISE

To: TEKOIL & GAS CORPORATION

The undersigned hereby elects to purchase      shares of Common Stock (as defined in the attached Warrant) of TEKOIL & GAS CORPORATION, pursuant to the terms of the attached Warrant.

The aggregate Exercise Price is enclosed.

The Holder represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrant and the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a present view to distribution of such shares or any part thereof in violation of the Securities Act.

Date:_______________________	WARRANTHOLDER:

By:
Name:
Address:

EXHIBIT B

ASSIGNMENT FORM

TO: TEKOIL & GAS CORPORATION

The undersigned hereby assigns and transfers unto _____________________________ of ______________________________________________ (Please typewrite or print in block letters) the right to purchase ____________ shares of Common Stock (as defined in the Warrant) of TEKOIL & GAS CORPORATION subject to the Warrant, dated as of _____________________________, by and between TEKOIL & GAS CORPORATION and the undersigned (the "Warrant").

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

In addition, the undersigned and/or its assignee will provide such evidence as is reasonably requested by TEKOIL & GAS CORPORATION, to evidence compliance with applicable securities laws as contemplated by Sections 11 and 12 of the Warrant.

Date:_______________________	By:

(Print Name of Signatory)

(Title of Signatory)